EXHIBIT 99.1
N E W S   R E L E A S E

SUBJECT: HAVERTY FURNITURE
         REPORTS RESULTS FOR THIRD QUARTER 2005



ATLANTA, GEORGIA, NOVEMBER 1, 2005 HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) today reported earnings for the third quarter ended September 30, 2005. Net income for the third quarter was $3.8 million or $0.17 per diluted share of Common Stock, as compared to the third quarter 2004 net income of $4.2 million or $0.18 per diluted share of Common Stock.

For the nine months ended September 30, 2005, net income was $8.3 million or $0.36 per diluted share of Common Stock versus net income of $13.9 million or $0.60 per diluted share of Common
Stock for the same period in 2004.

Net  sales for the third quarter of 2005 were $202.0 million,  an
increase   of  2.3%  over  sales  of  $197.4  million   for   the
corresponding quarter in 2004.

Clarence H. Smith, president and chief executive officer, said, "As previously reported, we experienced a comparable-store sales decline of 1% for the third quarter. These soft sales results did not allow us to leverage the higher occupancy and transportation costs we incurred.

"Our efficiency and timeliness in delivering to our customers was hampered in part due to challenges with our imported merchandise flow relative to space in our distribution center. A significant expansion of our Eastern Distribution Center is underway and is scheduled for completion early next year. This change should enable us to better handle the normal fluctuations in business and increase our peak throughput capacity. We are also paring down our expansive product line to better fit our migration to a higher level of imports. Our supply chain team has been strengthened by the addition of individuals with significant experience who are implementing better techniques and discipline in this vital area.

"The third quarter other income was primarily the gains on sales of two stores and one closed warehouse.

"We are continuing to build our Havertys brand. In mid-October we mailed our first ever catalog to select consumers. This attractive 80-page piece is expected to have longer consumer retention time than our typical freestanding newspaper inserts.

"Our sales reporting and productivity tools have been significantly enhanced. This allows our managers and merchandisers quicker and easier access to the pulse of our business in the merchandise area and in managing and motivating our sales force.

"Havertys is entering its 17th state this week with the grand opening of our Indianapolis, Indiana store. We plan to open our second Ohio store, this one in Columbus near the Polaris Mall, by the end of the year. In addition to the openings in 2006 that we have previously announced, we expect there will be additional fill-in opportunities," Smith concluded.

Dennis Fink, executive vice president and chief financial officer, said, "Our inventory is valued based on certain components including product costs and in-bound freight. Inventory that flows through our distribution centers, and the regional warehouses in prior periods, is capitalized with additional costs for certain expenses related to handling and transportation to local markets. The amounts shown in cost of goods sold previously included only the product costs, certain vendor allowances, in-bound freight and LIFO adjustments. All warehouse, transportation and distribution costs were included in the line item Selling, General and Administrative (SG&A). The portion of SG&A expenses capitalized into inventory was recognized through SG&A rather than cost of goods sold. We have completed our transition to a distribution model that has increased the level of inventory flowing through the distribution centers. Accordingly, we are now including in cost of goods sold the amounts capitalized into inventory for handling and transportation, and reclassified the prior periods for comparability. This is a change only in the presentation of our Statements of Income and has no impact on earnings or the valuation of inventory."

Havertys is a full-service home furnishings retailer with 118 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company's website at www.havertys.com.

News releases include forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company's reports filed with the SEC.

The company will sponsor a conference call Wednesday, November 2, 2005 at 10:00 a.m. Eastern Standard Time to review the third quarter. Listen-only access to the call is available via the web at havertys.com (For Investors) and at streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.

NEWS  RELEASE  --  November 1, 2005
HAVERTY  FURNITURE  COMPANIES,  INC.  and  SUBSIDIARIES               Page 3





                              Condensed Consolidated Statements of Income
                             (Amounts in thousands except per share data)
                                            (Unaudited)

                                Quarter Ended            Nine Months Ended
                                 September 30,            September 30,
                             --------------------   ----------------------
                               2005        2004           2005       2004
                                      (as restated-1)          (as restated-1)

Net sales                   $ 202,044   $ 197,445    $ 602,071   $ 567,360
Cost of goods sold            105,947     102,865      315,746     292,473
                             ---------   ---------    ---------   ---------
  Gross profit                 96,097      94,580      286,325     274,887

Credit service charges            837         992        2,702       3,459
                             ---------   ---------    ---------   ---------
  Gross profit and other
     revenue                   96,934      95,572      289,027     278,346

Expenses:
  Selling, general and
     administrative            93,154      88,964      276,827     254,806
  Interest, net                   166         741        1,464       2,830
  Provision for doubtful
     accounts                     152         116          668         445
  Other expense (income), net  (2,645)       (987)      (3,084)     (1,840)
                             ---------   ---------    ---------   ---------
    Total expenses             90,827      88,834      275,875     256,241
                             ---------   ---------    ---------   ---------
Income before income taxes      6,107       6,738       13,152      22,105

Income taxes                    2,291       2,501        4,852       8,175
                             ---------   ---------    ---------   ---------
  Net income                $   3,816   $   4,237    $   8,300   $  13,930
                             =========   =========    =========   =========
Basic earnings per share,
     net income:
  Common Stock                  $0.17       $0.19        $0.37       $0.63
  Class A Common Stock          $0.16       $0.18        $0.35       $0.59

Diluted earnings per share,
    net income-1:
  Common Stock                  $0.17       $0.18        $0.36       $0.60
  Class A Common Stock          $0.16       $0.18        $0.35       $0.58

Weighted average shares
    - basic:
  Common Stock                 18,278      18,252       18,361      18,187
  Class A Common Stock          4,306       4,338        4,311       4,348

Weighted average shares,
    assuming dilution-1:
  Common Stock                 22,652      22,965       22,860      23,066
  Class A Common Stock          4,306       4,338        4,311       4,348

Cash dividends per common
     share:
  Common Stock                $0.0625     $0.0625      $0.1875     $0.1875
  Class A Common Stock        $0.0575     $0.0575      $0.1725     $0.1725


1-See additional details at the end of this release.


                                                              more. . . . .

NEWS  RELEASE  --  November 1, 2005
HAVERTY  FURNITURE  COMPANIES,  INC.  and  SUBSIDIARIES            Page 4




                        Condensed Consolidated Balance Sheets
                               (Amounts in thousands)
 (Unaudited)

                                  September 30,   December 31,  September 30,
                                      2005            2004          2004
                                                (as restated-1)(as restated-1)
                                 --------------  -------------- --------------
Assets
  Cash and cash equivalents       $      764      $    10,122    $   20,612
  Auction rate securities                 --            5,000            --
    Accounts receivable,
    net of allowance                  84,806           81,132        87,227
  Inventories, at LIFO cost          108,928          110,812       114,922
  Other current assets                22,901           23,356        17,514
                                 ------------     ------------   -----------
    Total Current Assets             217,399          230,422       240,275

  Accounts receivable, long-term       7,724            9,396        10,967
  Property and equipment, net        215,371          205,037       183,819
  Other assets                         7,854           12,711         8,364
                                 ------------     ------------   -----------
                                  $  448,348      $   457,566    $  443,425
                                 ============     ============   ===========



Liabilities and Stockholders' Equity

  Notes payable to banks          $       --        $      --    $       --
  Accounts payable and
    accrued expenses                 105,545          100,702        88,535
  Current portion of long-term debt
    and capital lease obligations     13,253           20,270        13,268
                                 ------------     ------------   -----------
      Total Current Liabilities      118,798          120,972       101,803

  Long-term debt and capital
    lease obligations                 35,407           44,228        57,159
  Other liabilities                   19,659           20,108        20,808
  Stockholders' equity               274,484          272,258       263,655
                                 ------------     ------------   -----------
                                  $  448,348      $   457,566    $  443,425
                                 =============    ============   ===========

1-See additional details at the end of this release.


                                                              more. . . . .

NEWS  RELEASE  --  November 1, 2005
HAVERTY  FURNITURE  COMPANIES,  INC.  and  SUBSIDIARIES           Page 5



Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

                                              Nine Months Ended September 30,
                                                      2005           2004
                                                               (as restated-1)
                                                  -----------  --------------
Operating Activities
Net Income                                        $    8,300      $  13,930
Adjustments to reconcile net income
 to net cash provided by operating activities:
    Depreciation and amortization                     15,781         14,145
    Provision for doubtful accounts                      669            445
    (Gain) loss on sale of property
       and equipment                                 (2,570)             --
    Other                                              1,103           (730)

Changes in operating assets and liabilities            4,203         (4,805)
                                                  -----------      ----------

         Net cash provided by operating activities    27,486         22,985
                                                  -----------      ----------
Investing Activities
Capital expenditures                                 (27,290)       (28,216)
Proceeds from sale of land                             1,200             --
Proceeds from sale of auction rate securities          5,000             --
Proceeds from sale of property and equipment           5,985          2,501
Other investing activities                             1,490          2,246
                                                  -----------      ----------
         Net cash used in investing activities       (13,615)       (23,469)
                                                  -----------      ----------
Financing Activities
Net increase in borrowings under revolving
     credit facilities                                    --             --
Payments on long-term debt and capital
     lease obligations                               (15,838)        (8,503)
Treasury stock acquired                               (3,811)            --
Proceeds from exercise of stock options                  605          2,165
Dividends paid                                        (4,185)        (4,157)
                                                  -----------      ----------
         Net cash used in financing activities       (23,229)       (10,495)
                                                  -----------      ----------
Decrease in cash and cash equivalents                 (9,358)       (10,979)

Cash and cash equivalents at beginning of period      10,122         31,591
                                                  -----------      ----------
Cash and cash equivalents at end of period        $      764      $  20,612
                                                  ===========      ==========

1-See additional details at the end of this release.

                                                              more. . . . .

NEWS  RELEASE  --  November 1, 2005
HAVERTY  FURNITURE  COMPANIES,  INC.  and  SUBSIDIARIES                Page 6



Restatement and Reclassification

Results for the nine months ended September 30, 2004 and the Condensed Consolidated Balance Sheets as of December 31, 2004, included herein, have been restated in connection with the Company's review of its lease accounting as reported in its Form 10-K/A filed on June 27, 2005.

The Company capitalizes certain expenses related to handling and transportation into inventory which flows through its distribution centers. All warehouse, transportation and distribution costs are included in the line item Selling, General and Administrative (SG&A). In prior periods, expenditures capitalized into inventory were recognized through SG&A rather than cost of goods sold. The Company has completed its transition to a distribution model that has increased the level of inventory flowing through the distribution centers. Accordingly, the Company now includes those costs capitalized into inventory for handling and transportation in cost of goods sold and has reclassified the prior periods for comparability.

The impact of these changes is outlined below for the periods noted (in thousands, except per share data):


                                                          Quarter Ended
                                                        September 30, 2004
                                       --------------------------------------------------------
                                            as                                    as restated
                                        previously    restatement                     and
                                         reported     adjustment  reclassification reclassified
                                       -----------    ----------- ---------------- -------------
Income statement data

  Cost of goods sold                    $   98,326    $     --     $    4,539     $  102,865
  Selling, general and administrative       93,406          97         (4,539)        88,964
  Income before income taxes                 6,835         (97)            --          6,738
  Income taxes                               2,551         (50)            --          2,501
  Net income                                 4,284         (47)            --          4,237
  Diluted earnings per share -
      Common Stock                           $0.19      ($0.01)            --          $0.18




                                                         Nine Months Ended
                                                        September 30, 2004
                                       --------------------------------------------------------
                                            as                                    as restated
                                        previously    restatement                     and
                                         reported     adjustment  reclassification reclassified
                                       -----------    ----------- ---------------- -------------

  Income statement data

  Cost of goods sold                    $  279,625     $    --     $  12,848      $  292,473
  Selling, general and administrative      267,143         511       (12,848)        254,806
  Income before income taxes                22,616        (511)           --          22,105
  Income taxes                               8,437        (262)           --           8,175
  Net income                                14,179        (249)           --          13,930
  Diluted earnings per share -
       Common Stock                          $0.61      ($0.01)           --           $0.60

The impact of the reclassification on additional quarterly and annual periods is available on the Company's website, havertys.com (For Investors).




                                           As of December 31, 2004     As of September 30, 2004
                                          --------------------------  --------------------------
                                          as previously               as previously
  Balance Sheet Data                         reported    as restated    reported    as restated
                                          ------------  -----------   ------------- ------------
  Accounts payable and accrued expenses,
      including customer deposits          $   105,826   $ 100,702     $  82,223      $  88,535
  Other liabilities (long term)                 13,286      20,108        13,780         20,808
  Stockholders' equity                         273,956     272,258       265,484        263,655


The liability for accrued straight-line rent has been reclassified from current to long-term in connection with the restatement in recognition of the portion which will be realized in periods beyond one year.

                                                          more . . . .

NEWS  RELEASE  --  November 1, 2005
HAVERTY  FURNITURE  COMPANIES,  INC.  and  SUBSIDIARIES          Page 7


Earnings per Share
------------------

The following details how the number of shares in calculating the diluted earnings per share for Common Stock are derived under SFAS 128 and EITF 03-6 (shares in thousands):
                                           Quarter ended     Nine Months Ended
                                           September 30         September 30
                                           --------------    -----------------
                                           2005      2004       2005     2004
                                         -------   -------    -------   -------
 Common Stock:
  Weighted-average shares outstanding     18,278     18,252    18,361   18,187

  Assumed conversion of Class A
      Common shares                        4,306      4,338     4,311    4,348

  Dilutive options and awards                 68        375       188      531
                                          -------   -------    ------   ------
  Total weighted-average
      diluted common shares               22,652     22,965    22,860   23,066
                                          =======   =======    ======   ======

The amount of earnings used in calculating diluted earnings per share of Common Stock is equal to net income since the Class A shares are assumed to be converted.


Diluted earnings per share of Class A Common Stock includes the effect of dilutive common stock options which reduces the amount of undistributed earnings allocated to the Class A Common Stock.





                                # # # # #

                Contact:  Dennis L. Fink, EVP & CFO or
             Jenny Hill Parker, VP, Secretary & Treasurer
                              404-443-2900